Exhibit 10.19

Execution Version

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 18, 2017, by and among Altimmune, Inc., a Delaware corporation (the “Company”), the purchasers listed on the Schedule of Purchasers attached as Exhibit A-1 hereto on the date hereof (each a “Purchaser” and together the “Purchasers”). The Parties hereby agree as follows:

1. Purchase and Sale of Securities.

1.1 Sale and Issuance of Convertible Notes and Warrants.

(a) The Company shall (x) adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit B attached hereto (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to each Purchaser at the Initial Closing, (i) a convertible promissory note (each an “Initial Closing Note” and collectively, the “Initial Closing Notes”) in the principal amount set forth opposite each Purchaser’s name under the heading “Initial Closing Notes” on Exhibit A-1 hereto for a purchase price equal to the face amount thereof; and (ii) if applicable, a warrant to purchase up to the number of shares, as adjusted therein, of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) set forth opposite such Purchaser’s name on Exhibit A-1 hereto (each, a “Warrant” and collectively, the “Warrants”). Each Warrant shall be in the form of Exhibit C attached hereto.

(c) Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Second Closing, as applicable, (i) the number of shares of common stock, par value $0.0001 per share, of Pubco contemplated by Section 1.4 (the “Pubco Shares”) or (ii) a convertible promissory note (each a “Second Closing Note” and collectively, the “Second Closing Notes”) in the principal amount set forth opposite each Purchaser’s name under the heading “Remaining Commitment” on Exhibit A-1 hereto for a purchase price equal to the face amount thereof.

(d) The Initial Closing Notes and the Second Closing Notes are hereinafter collectively referred to as the “Notes”, and each Note shall be in the form of Exhibit F attached hereto. The Initial Closing Notes and Warrants sold to the Purchasers pursuant to this Agreement are hereinafter collectively referred to as the “Initial Closing Securities.” The Pubco Shares or Second Closing Notes sold to the Purchasers pursuant to this Agreement are hereinafter collectively referred to as the “Second Closing Securities.” The Initial Closing Securities and the Second Closing Securities are hereinafter collectively referred to as the “Purchased Securities”. The Initial Closing Securities and the Second Closing Notes are hereinafter collectively referred to as the “Company Purchased Securities”. The shares of Common Stock and any other security of the Company, directly or indirectly issued or issuable upon exercise of the Warrants are hereinafter collectively referred to as the “Warrant Shares.” The shares of capital stock of the Company (including, without limitation, Common Stock) directly or indirectly issued or issuable upon conversion of the Notes is hereinafter referred to as the “Conversion Stock” and, together with the Warrant Shares, is hereinafter referred to as the “Conversion Securities.” The Purchased Securities and the Conversion Securities are hereinafter collectively referred to as the “Securities.”

(e) The sale of the Company Purchased Securities to each Purchaser under this Agreement shall constitute a separate sale, and the obligations of each Purchaser under this Agreement shall be separate from and independent of the obligations of each other Purchaser under this Agreement.

1.2 Allocation to Warrant; Not Issued as Compensation.

(a) The Company and each of the Purchasers severally agree, as between the Company and each Purchaser, that the fair market value of the right to buy one share of Class A Common Stock under the terms as set forth in the Warrant is equal to $0.0001. The aggregate purchase price for the Warrants to be purchased by each Purchaser, if any, is set forth opposite each such Purchaser’s name on Schedule 1 attached hereto.

(b) The Company and each Purchaser, having adverse interests and as a result of arm’s length bargaining, agree that (i) neither the Purchasers nor any of their respective affiliates or associates have rendered or agreed to render any services to the Company in connection with this Agreement or the issuance of the Warrants and (ii) the Warrants are not being issued to any Purchaser as compensation for services.

1.3 Initial Closing.

(a) The purchase and sale of the Initial Closing Securities shall take place at the offices of Proskauer Rose LLP, 1 International Place, Boston, MA 02110 by electronic exchange of documents and signatures on the earlier to occur of (i) the closing date of the merger contemplated by the Merger Agreement, and (ii) February 28, 2017 (which time and place are designated as the “Initial Closing”), unless a different date is otherwise agreed to by the Company and each Purchaser who is obligated to purchase a Note at the Initial Closing in a principal amount of at least $1,000,000. The Initial Closing shall be deemed to have occurred at 10 a.m. local time on such date (the “Initial Closing Date”).

(b) At the Initial Closing, the Company shall deliver to each Purchaser (i) a Note representing the principal face amount set forth opposite such Purchaser’s name under the heading “Initial Closing Notes” on Exhibit A-1 hereto and (ii) if applicable, a Warrant to initially purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A-1 hereto, against payment of the purchase price therefor by (w) check payable to the Company, (x) wire transfer to the bank account designated by the Company, (y) cancellation or conversion of the indebtedness of the Company to Purchaser (or one or more of its Affiliates) specified on Exhibit A-1 hereto, or (z) any combination of such methods. Notwithstanding anything to the contrary herein, in the event the Initial Closing shall occur in connection with the closing under the Merger Agreement, then the Company shall not be required to physically deliver any Note or Warrant hereunder and, in lieu thereof, each Purchaser shall have the right to receive the applicable number of shares of common stock and warrants of Pubco pursuant to the terms of the Merger Agreement.

(c) Prior to the Initial Closing, the Company may agree to sell, on the same terms and conditions as those contained in this Agreement, additional Initial Closing Notes to one or more purchasers (the “Additional Purchasers”), provided that (i) such sale is consummated at the Initial Closing and (ii) each Additional Purchaser shall become a party to the Transaction Agreements by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A-1 to this Agreement shall be updated to reflect the number of additional Initial Closing Notes to be purchased at the Initial Closing and the parties purchasing such additional Initial Closing Notes.

1.4 Second Closing.

(a) Subject to the terms of this Agreement, the closing of the purchase and sale of the Second Closing Securities (the “Second Closing”) shall take place remotely via the exchange of documents and signatures at such place, orally or in writing, (i) in the event the Company shall consummate the transactions contemplated by the Merger Agreement (including without limitation the closing of the Mergers), upon the earlier of (x) the date of the closing of the first public offering (the “Follow-On Offering”) of Pubco following the closing of the Mergers, and (y) the one hundred and thirty-fifth (135th) day following the Merger Closing Date (or, if such one hundred and thirty-fifth (135th) day is not a business day, then on the first business day following such one hundred and thirty-fifth (135th) day); or (ii) in the event of the termination of the Merger Agreement, on the tenth (10th) business day following the date of such termination.

(b) At the Second Closing, the Company or Pubco, as applicable, will sell and issue to each of the Purchasers, and each of the Purchasers will purchase:

(i) in the event the Second Closing occurs pursuant to Section 1.4(a)(i)(x) above, each Purchaser hereby commits to purchase, as a participant in a concurrent private placement and pursuant to the same terms and at the same price of the Follow-On Offering, a number of Pubco Shares equal to (x) the dollar amount set forth opposite such Purchaser’s name under the heading “Remaining Commitment” on Exhibit A-1 hereto divided by (y) the public offering price per share (before any underwriting discount) set forth on the cover of the final prospectus used in connection with the Follow-On Offering;

(ii) in the event that the Second Closing occurs pursuant to Section 1.4(a)(i)(y) above, a number of Pubco Shares equal to (x) the dollar amount set forth opposite such Purchaser’s name under the heading “Remaining Commitment” on Exhibit A-1 hereto divided by (y) the greater of (1) an amount equal to ninety million dollars ($90,000,000) divided by the total number of shares outstanding on the third business day prior to the date of such Closing and (2) the Average VWAP per share of common stock of Pubco during the thirty (30) day period ending on the third business day prior to the date of such Closing; or

(iii) in the event that the Second Closing occurs pursuant to Section 1.4(a)(ii) above, Second Closing Notes with a principal face amount equal to the dollar amount set forth opposite such Purchaser’s name under the heading “Remaining Commitment” on Exhibit A-1 hereto.

(c) At the Second Closing, in the event it occurs pursuant to Section 1.4(a)(ii) above, the Company shall deliver to each Purchaser a Note representing the principal face amount set forth opposite such Purchaser’s name under the heading “Remaining Commitment” on Exhibit A-1 hereto, against payment of the purchase price therefor by (x) check payable to the Company, (y) wire transfer to the bank account designated by the Company, or (z) any combination of such methods.

1.5 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) “Average VWAP” means the arithmetic mean of the VWAP of the security in question for each trading day of the applicable period.

(c) “Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company.

(d) “Closing” means the each of the Initial Closing and Second Closing.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Class A Common Stock and the Class B Common Stock of the Company.

(g) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(h) “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as conducted immediately prior to the Initial Closing.

(i) “Investors’ Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement among the Company and the Purchasers and other stockholders of the Company dated as of March 10, 2015, a copy of which is attached as Exhibit D to this Agreement.

(j) “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(k) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of Bill Enright, Elizabeth Czerepak and Scot Roberts.

(l) “Material Adverse Effect” means any fact, event, circumstance or change that individually or in the aggregate when taken together with one or more other facts, events, circumstances or changes is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, revenue, profitability, assets, liabilities or results of operations of the Company, taken as a whole, or the business of the Company, but excluding any effect resulting from or relating to (i) general economic conditions or general effects on the industry in which the Company is primarily engaged (including as a result of an outbreak or escalation of hostilities or the declaration of a state of emergency or war) that does not disproportionately affect the Company, (ii) any change or amendment to any law that does not disproportionately affect the Company, (iii) any public announcement of the transactions contemplated by this Agreement or the Merger Agreement or (iv) the results of any clinical trial.

(m) “Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof, by and among Pubco, the Company and the other parties thereto.

(n) “Merger Closing Date” means the date of the closing of the transactions contemplated by the Merger Agreement, including without limitation the Mergers.

(o) “Mergers” means the mergers contemplated by the Merger Agreement.

(p) “Parties” means the Company and the Purchasers.

(q) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(r) “Pubco” means the corporation currently known as PharmAthene, Inc., whether as currently in existence or after the consummation of the Mergers and the change of the name of such corporation to “Altimmune, Inc.”.

(s) “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Transaction Agreements” means this Agreement and the Investors’ Rights Agreement.

(u) “VWAP” means the dollar volume-weighted average price for the securities in question on the national securities exchange on which it trades during the period beginning at 9:30:01 a.m., New York City time (or such other time as the national securities exchange on which it trades publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the national securities exchange on which it trades publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit E to this Agreement or as otherwise disclosed pursuant to the Merger Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered Sections contained in this Section 2, and the disclosures in any Section of the Disclosure Schedule shall qualify other Sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and Sections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of Maryland and in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 20,000,000 shares of Class A Common Stock, 9,195,109 shares of which are issued and outstanding immediately prior to the Initial Closing, and 3,146,896 shares of Class B Common Stock, 38,836 of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii) 800,000 shares of Preferred Stock, all of which have been designated Series B Convertible Preferred Stock, all of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. No other preferred stock is authorized, and the Company holds no preferred stock in its treasury.

(b) The Company has amended and restated its Amended and Restated Vaxin Inc. 2001 Employee Stock Option Plan and the Amended and Restated Vaxin Inc. 2001 Non-Employee Stock Option Plan, through adoption by the board of directors of the Company (the “Board”) and approval by the Company stockholders (collectively the “Stock Plans”), and has reserved 2,520,438 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company. Of such reserved shares of Common Stock, (i) options to purchase 1,609,812 shares have been granted and are currently outstanding and (ii) 910,626 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans in accordance with the terms and conditions thereof. The Company has made available to the Purchasers complete and accurate copies of the Stock Plans and forms of agreements used thereunder.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company as of the date hereof including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plans (and all other incentive plans); (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (x) the conversion privileges of the Notes to be issued under this Agreement, (y) the rights provided in the Investors’ Rights Agreement, and (z) the securities and rights described in Section 2.2(a)(ii) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

(d) None of the Company’s stock purchase agreements or stock option or incentive documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plans are not assumed in an acquisition. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f) The Company has obtained valid waivers of any rights by other parties to purchase any of the Company Purchased Securities covered by this Agreement.

2.3 Subsidiaries. Other than its holding of 100% of the issued and outstanding shares of Altimmune U.K. Ltd, and Altimmune France S.A., the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Company Purchased Securities at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Company Purchased Securities has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, and the Investors’ Rights Agreement shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws or (d) with respect to the Pubco Shares or any action to be undertaken by Pubco related to the issuance thereof.

2.5 Valid Issuance of Company Purchased Securities.

(a) The Company Purchased Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section_3 of this Agreement and subject to the filings described in Section 2.6(b)(ii) below, the Company Purchased Securities will be issued in compliance with all applicable federal and state securities laws.

(b) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the sale of the Company Purchased Securities as contemplated by this Agreement, except for (a) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (b) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or (to the Company’s Knowledge) investigation pending, or to the Company’s Knowledge, currently threatened in writing (a) against the Company or any officer, director or Key Employee of the Company arising out of their relationship with the Company; (b) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (c) to the Company’s Knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person, other than, in each case, with respect to commercially available software products under standard end-user object code license agreements. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 2.8 of the Disclosure Schedule lists all Company Intellectual Property. For purposes of this provision, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree known to it, (c) under any note, indenture or mortgage, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) to its Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of inventory in the ordinary course of business.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d) For the purposes of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s Knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors; (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, employees or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, nor (to the Company’s Knowledge) has any stockholder of the Company entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements. The Company has made available to each Purchaser its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2016 (collectively, the “Financial Statements”). The Financial Statements for the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated except that the Financial Statements may not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2016; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under U.S. GAAP to be reflected in the Financial Statements, which in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. To the Company’s Knowledge, since the date of the most recent financial statements, no fact, event, circumstance or change has occurred which has had a Material Adverse Effect.

2.15 Employee Matters.

(a) As of the date hereof, the Company employs fourteen (14) full-time employees and one (1) part-time employee, and engages no consultants or independent contractors. The Company has made available a list, as of the Closing, of the names, titles and material compensation arrangements of each employee of the Company to each Purchaser who is purchasing Notes hereunder.

(b) To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d) To the Company’s Knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(f) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g) The Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h) To the Company’s knowledge, none of the Key Employees of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.

2.16 Tax Returns and Payments. During the period between January 1, 2015 and the date of this Agreement, the Company has paid all U.S. federal, state, county, local or foreign taxes when due and payable, and there are no accrued and unpaid federal, state, country, local or foreign taxes of the

Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code.

2.17 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties or assets that might be damaged or destroyed.

2.18 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchasers. The Company is not aware that any of its Key Employees is in violation, in any material respect, of any material agreement between such person and the Company.

2.19 Permits. To the Company’s Knowledge, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect, and it is not in default in any material respect thereunder.

2.20 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form made available to the Purchasers. The Company has made available to the Purchasers minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.21 Environmental and Safety Laws. Except as would not reasonably be expected to have a Material Adverse Effect to its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or, to the Company’s Knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws (meaning any law, regulation, or other applicable requirement relating to (i) releases or threatened release of Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.22 Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority or (c) securing any improper advantage, in the case of (a), (b) and (c) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries (during the period the Company has owned such subsidiary) to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.23 Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to its Knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company’s Knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.24 FDA and Regulatory Matters. The Company is in compliance, in all material respects, with all applicable laws administered or issued by the United States Food and Drug Administration (the “FDA”) or the similar governmental entity in any applicable jurisdiction in which the Company conducts its business (each a “Regulatory Authority” and together with the FDA, the “Regulating Authorities”). The Company has obtained all necessary and applicable exemptions, approvals, clearances, authorizations, licenses and registrations required by Regulating Authorities to permit the conduct of its business as presently conducted and as presently proposed to be conducted, and the Company is in material compliance with all terms and conditions of its Regulatory Permits. The Company has not received notice from a Regulating Authority alleging any material violation of law by the Company.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into and deliver each of the Transaction Agreements, to purchase the Purchased Securities hereunder and to carry out and perform its obligations under the terms of the Transaction Agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Agreements, and the performance of all of the Purchaser’s obligations under the Transaction Agreements, has been taken. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable U.S. federal or state securities laws. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third Person is required to be obtained by the Purchaser in connection with the execution and delivery of the Transaction Agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Purchased Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Securities. The Purchaser has not been formed for the specific purpose of acquiring the Purchased Securities.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Purchased Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser (a) understands that the Company Purchased Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein; (b) understands that the Company Purchased Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Company Purchased Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available; (c) acknowledges that the Company has no obligation to register or qualify the Company Purchased Securities, or the Conversion Securities into which they may be converted, for resale except as set forth in the Investors’ Rights Agreement; (d) acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Company Purchased Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy; (e) understands that no public market now exists for the Company Purchased Securities, and that the Company has made no assurances that a public market will ever exist for the Company Purchased Securities; and (f) understands that the Company Purchased Securities and any securities issued in respect of or exchange for the Company Purchased Securities, may be notated with one or all of any legend set forth in, or required by, the other Transaction Agreements, as well as any legend required by the securities laws of any state or other jurisdiction to the extent such laws are applicable to the Company Purchased Securities represented by the certificate, instrument, or book entry so legended, and also the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.5 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.6 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchased Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Purchased Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.7 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and sale of any Purchased Securities.

3.8 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A-2; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A-2.

3.9 Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Agreements and the Merger Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Agreements and the Merger Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any information issued by the Company, were intended to describe material aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results, provided that the Company confirms that such business plans were prepared in good faith and using commercially reasonable efforts. The Purchaser also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Transaction Agreements or the Merger Agreement.

3.10 Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Agreements. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Agreements.

3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities.

3.12 Consent to Promissory Note Conversion and Termination. Each Purchaser, to the extent that such Purchaser, as set forth on Exhibit A-1, is a holder of any indebtedness of the Company being converted and/or cancelled in consideration of the issuance hereunder of Purchased Securities to such Purchaser, hereby agrees that the entire amount owed to such Purchaser under such indebtedness is being tendered to the Company in exchange for the applicable Purchased Securities set forth on the Exhibit A-1, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company or such Purchaser, such indebtedness and all obligations and liabilities set forth therein or otherwise arising in relation thereto shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

4. Conditions to the Purchasers’ Obligations at the Initial Closing. The obligations of each Purchaser to purchase the Purchased Securities at the Initial Closing are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless otherwise waived by Purchasers purchasing a majority of the Notes:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the date of the Initial Closing, after giving effect to any updated disclosure schedules delivered by the Company prior to the Initial Closing, except where the failure to be true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect.

4.2 Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Initial Closing.

4.3 Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers a certificate certifying (i) that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and (ii) a true and correct copy of (A) the certified Restated Certificate, (B) the bylaws of the Company and (C) the board and stockholder resolutions approving this Agreement and the consummation of the transactions contemplated hereby.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall be obtained and effective as of the Initial Closing.

4.5 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware, and it shall continue to be in full force and effect as of the Initial Closing.

4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers representing a majority of the Notes at the Initial Closing and each Purchaser (or its representatives) shall have received all such certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.7 Preemptive Rights/Rights of Refusal. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting the Notes being issued hereunder.

5. No Conditions to the Purchasers’ Obligations at the Second Closing. The obligations of each Purchaser to purchase the Purchased Securities at the Second Closing are not subject to any conditions.

6. Conditions of the Company’s Obligations at Each Closing. The obligations of the Company to sell the Company Purchased Securities to the Purchasers at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

6.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

6.2 Performance. Each Purchaser shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Company Purchased Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

6.4 Investors’ Rights Agreement. Each Purchaser, if not already a party thereto, shall have executed and delivered the Investors’ Rights Agreement.

7. Miscellaneous.

7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing, shall expire on the first anniversary of Second Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may assign any of its rights, interests, or obligations hereunder to any parent company of either the Company or any successor to the Company (including, without limitation, pursuant to the Mergers). Pubco shall be an intended third- party beneficiary of this Agreement; provided, that upon termination of the Merger Agreement, Pubco shall have no rights hereunder.

7.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without reference to applicable principles of laws that would require the application of the law of any other jurisdiction.

7.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt, (b) personal delivery to the party to be notified, (c) when sent if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day or (d) three business days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Exhibit A-2 or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Fees and Expenses. Each party shall be responsible for and promptly pay all fees and expenses incurred by such party in connection with the negotiation, execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby.

7.8 Amendments and Waivers. Except as set forth to the contrary elsewhere in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Purchasers representing a majority in interest of the Notes to be purchased at the Initial Closing. In addition, (i) prior to the closing of the Mergers, any amendment, termination or waiver of any term of this Agreement shall require the written consent of Pubco, and (ii) upon the closing of the Mergers, any amendment, termination or waiver of any term of this Agreement shall require the written consent of at least one of the Section 5.13 Directors (as such term is defined in the Merger

Agreement). Any amendment or waiver effected in accordance with this Section shall be binding upon the Purchasers and each transferee of the Purchased Securities (or the Conversion Securities issuable upon exercise or conversion thereof), each future holder of all such securities, and the Company.

7.9 Interpretation. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.10 Specific Performance; Arbitration; Waiver of Jury Trial.

(a) Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, to the extent such remedy is not available through arbitration, the other Parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in federal court in Delaware in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect to such breach or violation, it (i) will not assert the defense that a remedy at law would be adequate, (ii) irrevocably submits to the jurisdiction of any federal district court located in the State of Delaware for himself or itself and in respect of his or its property with respect to such action, and (iii) irrevocably agrees that venue would be proper in such court and waives any objection that such court is an improper or inconvenient forum for the resolution of such action.

(b) Except for the Parties’ respective rights to seek injunctive or equitable relief expressly available to them under this Agreement, the Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, including, but not limited to, its negotiation and execution, or concerning the provisions of this Agreement or their application to any state of facts, or the rights or equities of any of the Parties hereto, shall be resolved by final and binding confidential arbitration conducted in English before a panel of three arbitrators (with each of a majority of the Purchasers and the Company selecting a single arbitrator, and such two arbitrators selecting the third arbitrator) in Wilmington, Delaware, USA, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time, or any successor thereto (the “AAA Rules”) as modified by this Section 7.10 and the other provisions of this Agreement. Each of the arbitrators shall be reasonably familiar with the business of venture capital financing in biotechnology companies. The parties shall bear the costs of the arbitration equally. The panel of arbitrators shall, promptly after holding a hearing, render a written decision based on applicable law, together with a written opinion setting forth in reasonable detail the grounds for such decision. Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the panel of arbitrators. This Section 7.10 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including, to the extent applicable, the Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 7.10, including any AAA Rules, shall be invalid or unenforceable under the Delaware Arbitration Act, to the extent applicable, or other applicable Law, such invalidity shall not invalidate all of this Section 7.10. In such event, this Section 7.10 shall be construed so as to limit any term or provision so as to make it valid and enforceable within the requirements of the Delaware Arbitration Act and other applicable Law, and, in the event such term or provision cannot be so limited, this Section 7.10 shall be construed to omit such invalid or unenforceable provision.

(C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON ANY TRANSACTION AGREEMENT OR THE SUBJECT MATTER THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.10(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.11 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.12 Waiver of Conflicts. Each of the Purchasers and the Company acknowledges that Proskauer Rose LLP (“Proskauer”) has represented and may currently represent certain of the Purchasers or their respective Affiliates. In the course of such representation, Proskauer may have come into possession of confidential information relating to such Purchasers. Each of the Purchasers and the Company acknowledges that Proskauer is representing only the Company in the transactions contemplated by this Agreement. By executing this Agreement, each of the Purchasers and the Company hereby waives any actual or potential conflict of interest which may arise as a result of Proskauer’s representation of such persons and entities and Proskauer’s possession of such confidential information. Each of the Purchasers and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver. Proskauer is an intended third party beneficiary of this Section 7.12.

[REMAINDER OF THIS PAGE IS BLANK. SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

COMPANY: ALTIMMUNE, INC.
By:	/s/ William Enright
Name: William Enright
Title: Chief Executive Officer

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT